EXHIBIT 10.2

INDEMNIFICATION AGREEMENT

     This Agreement is made as of ___, by and between Kennametal Inc., a Pennsylvania corporation (the “Corporation”) and ___ (the “Indemnitee”), an officer of the Corporation.

     WHEREAS, Indemnitee serves as an officer of the Corporation and in that capacity is performing a valuable service for the Corporation; and

     WHEREAS, the shareholders of the Corporation have adopted a bylaw (the “Bylaw”) which provides for indemnification of and advancement of expenses to the officers and directors of the Corporation unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness; and

     WHEREAS, the By-law and the applicable indemnification statutes of the Commonwealth of Pennsylvania provide that they are not exclusive; and

     WHEREAS, the Corporation has purchased and presently maintains a policy of Directors and Officers Liability Insurance (“D & O Insurance”)

covering certain liabilities which may be incurred by its directors and officers in their performance of services for the Corporation; and

     WHEREAS, developments with respect to the terms and availability of D & O Insurance and with respect to the terms, amendment and enforcement of statutory and by-law provisions concerning indemnification and the advancement of expenses generally have raised questions concerning the adequacy and reliability of the protection that these provisions provide to corporate officers; and

     WHEREAS, the Corporation desires to resolve these questions and induce the Indemnitee to continue to serve as an officer of the Corporation by entering into this Agreement with Indemnitee.

     NOW, THEREFORE, in consideration of Indemnitee’s continued service as an officer after the date of this Agreement, and intending to be legally bound, the parties agree as follows:

     1. Indemnity.

     (a) The Corporation shall hold harmless and indemnify the Indemnitee against any and all reasonable expenses, including attorneys’ fees, and any and all liability and loss, including judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement, incurred or paid by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter “a proceeding”) and whether or not by or in the right of the Corporation or otherwise, to which the Indemnitee is, was or at any time becomes a party, or is threatened to be made a party or is involved (as a witness or otherwise) by reason of the fact that Indemnitee is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as director, officer, trustee or representative of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity, or in any other capacity while serving, as a director, officer, trustee or representative, unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness; provided, however, that the Corporation shall indemnify the Indemnitee in connection with a proceeding (or part thereof) initiated by the Indemnitee (other than a proceeding to enforce the Indemnitee’s rights to indemnification under this Agreement or otherwise) only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     (b) The Corporation shall pay the expenses (including attorneys’ fees) incurred or estimated to be incurred by Indemnitee in connection with any proceeding in advance of the final disposition thereof promptly after receipt by the Corporation of a request therefor stating in reasonable detail the expenses incurred or to be incurred.

     (c) If a claim under paragraph (a) or (b) of this section is not paid in full by the Corporation within forty-five (45) days after a written claim has been received by the Corporation, the Indemnitee may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim. The burden of proving that indemnification or advances are not appropriate shall be on the Corporation. The Indemnitee shall also be entitled to be paid the expenses of prosecuting such claim to the extent he or she is successful in whole or in part on the merits or otherwise in establishing his or her right to indemnification or to the advancement of expenses. The Corporation shall pay such fees and expenses in advance of the final disposition of such action on the terms and conditions set forth in Section 1(b).

     2. Maintenance of Insurance and Funding.

     (a) The Corporation represents that it presently has in force and effect one or more D & O Insurance policies, underwritten by reputable insurance companies and in such amounts as the Board of Directors deems appropriate (the “Insurance Policies”). The Corporation agrees that, so long as Indemnitee shall continue to serve as an officer or director of the Corporation (or shall continue at the request of the Corporation to serve as a director, officer, trustee or representative of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan) and thereafter (but in no event longer than four (4) years) so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director or officer of the Corporation (or served in any of said other capacities), the Corporation shall purchase and maintain in effect for the benefit of Indemnitee one or more valid, binding or enforceable policy or policies of D & O Insurance providing coverage in such amount as is deemed appropriate by the Board of Directors.

     (b) The Corporation shall not be required to maintain said policy or policies of D & O Insurance in effect if, in the reasonable business judgment of the then directors of the Corporation (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage, (ii) the coverage provided by such insurance is so limited by exclusions or otherwise that there is insufficient benefit from such insurance or (iii) said insurance is not otherwise reasonably available; provided however, that in the event the then directors make such a judgment, the Corporation shall purchase and maintain in force a policy or policies of D & O Insurance in the amount and with such coverage as the then directors determine to be reasonably available.

     (c) The Board may create a fund of any nature, which may, but need not be, irrevocable or under the control of a trustee, or otherwise secure or insure in any manner its obligations to indemnify and advance expenses to the Indemnitee and to other officers, directors, trustees and representatives of the Corporation, whether arising under or pursuant to this Agreement or any similar agreement or otherwise. The Indemnitee shall be an intended beneficiary of any such fund or arrangement.

     3. Continuation of Indemnity and Agreements.

     Except as provided in Section 2 hereof, all agreements and obligations of the Corporation contained in this Agreement shall continue during the period the Indemnitee is a director or officer of the Corporation (or is or was serving at the request of the Corporation as a director, officer, trustee or representative of another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan) and shall continue thereafter so long as the Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that the Indemnitee was a director or officer of the Corporation or serving in any other capacity referred to herein.

     4. Notification and Defense of Claim.

     As soon as practicable after receipt by the Indemnitee of actual knowledge of any action, suit or proceeding the Indemnitee will notify the Corporation thereof, if a claim in respect thereof may be or is being made by the Indemnitee against the Corporation under this

Agreement. With respect to any action, suit or proceeding as to which the Indemnitee has so notified the Corporation:

     (a) The Corporation will be entitled to participate therein at its own expense; and

     (b) Except as otherwise provided below, the Corporation may assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee. After the Corporation notifies the Indemnitee of its election to so assume the defense, the Corporation will not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense, other than reasonable costs of investigation, including an investigation in connection with determining whether there exists a conflict of interest of the type described in (ii) of this paragraph, or as otherwise provided in this paragraph. The Indemnitee shall have the right to employ his or her counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after the Corporation notifies the Indemnitee of its assumption of the defense shall be at the expense of the Indemnitee unless (i) the Corporation authorizes the Indemnitee’s employment of counsel; (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and the Indemnitee in the conduct of the defense or (iii) the Corporation shall not have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Corporation. Notwithstanding the foregoing, the Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or which arises out of or is related to a Change-in-Control (as defined herein) or as to which the Indemnitee shall have made the conclusion described in (ii) of this paragraph. With respect to any action, suit or proceeding arising out of or related to a Change-in-Control, the Indemnitee shall have the right to employ his counsel in such action, suit or proceeding and the fees and expenses or such counsel shall be at the expense of the Corporation; provided, however, that the Corporation shall not be liable for more than one firm of counsel on behalf of all directors and officers entitled to indemnify in connection with such action, suit or proceeding unless the indemnified parties shall have reasonably concluded that the retention of additional counsel is necessary under the circumstances, in which case the fees and expenses of such counsel shall be borne by the Corporation. If the

Corporation elects to participate in the defense thereof, the Corporation shall be entitled to use the same counsel as the Indemnitee at the Corporation’s expense unless the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and the Indemnitee in the conduct of such defense, in which case, the Corporation shall employ separate counsel in such action, suit or proceeding and the fees and expenses of such counsel shall be at the expense of the Corporation. As used herein, the term “Change-in-Control” shall mean a change-in-control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A promulgated under the Securities Exchange Act of 1934 as in effect on the date hereof or, if Item 6(e) is not longer in effect, any regulations issued by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the “1934 Act”) which serve similar purposes; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) the Corporation shall be merged or consolidated with another corporation, or (B) the Corporation shall sell all or substantially all of its operating properties and assets to another person, group of associated persons or corporation, excluding affiliates of the Corporation, if any, as of the date hereof, or (C) any “person” (as such term is used in Sections 13(d) and 14(d) of the 1934 Act), other than any person who on the date hereof is a director or officer of the Corporation, is or becomes a beneficial owner, directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation’s then outstanding securities coupled with or followed by the election as directors of the Corporation of persons who were not directors at the time of such acquisition if such person shall elect a majority of the Board of Directors of the Corporation; and provided, however, that if the transaction, transactions or elections causing the Change-in-Control shall have been approved by the affirmative vote of at least two-thirds (2/3) of the members of the Board of Directors of the Corporation immediately prior to the Change-in-Control, then such transaction, transactions or election shall not be deemed to be a Change-in-Control for purposes of this Agreement.

     (c) The Corporation shall not be obligated to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent. Neither the Corporation nor the Indemnitee shall unreasonably withhold their consent to any proposed settlement.

     5. Undertaking to Repay Expenses.

     In the event it shall ultimately be determined that the Indemnitee is not entitled to be indemnified for the expenses paid by the Corporation pursuant to Section 1(b) hereof or otherwise or was not entitled to be fully indemnified, the Indemnitee shall repay to the Corporation such amount of the expenses or the appropriate portion thereof, so paid or advanced.

     6. Notice.

     Any notice to the Corporation shall be directed to Kennametal Inc., 1600 Technology Way, P.O. Box 231, Latrobe, Pennsylvania 15650, Attention: Corporate Secretary (or such other address as the Corporation shall designate in writing to the Indemnitee).

     7. Enforcement.

     In the event the Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement, the Corporation shall pay to the Indemnitee the fees and expenses incurred by the Indemnitee in bringing and pursuing such action to the extent the Indemnitee is successful, in whole or in part, on the merits or otherwise, in such action. The Corporation shall pay such fees and expenses in advance of the final disposition of such action on the terms and conditions set forth in Section 1(b).

     8. Severability.

     If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

     (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

     (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     9. Indemnification Under this Agreement Not Exclusive.

     The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under the Articles of Incorporation of the Corporation or its By-laws, any other agreement, any vote of stockholders or directors, or otherwise, both as to action in the Indemnitee’s official capacity and as to action in another capacity while holding such office.

     10. Miscellaneous.

     (a) This Agreement shall be interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

     (b) This Agreement shall be binding upon the Indemnitee and upon the Corporation, its successors and assigns, and shall inure to the benefit of the Indemnitee, his heirs, executors, personal representatives and assigns and to the benefit of the Corporation, its successors and assigns. If the Corporation shall merge or consolidate with another corporation or shall sell, lease, transfer or otherwise dispose of all or substantially all of its assets to one or more persons or groups (in one transaction or series of transactions), (i) the Corporation shall cause the successor in the merger or consolidation or the transferee of the assets that is receiving the greatest portion of the assets or earning power transferred pursuant to the transfer of the assets, by agreement in form and substance satisfactory to the Indemnitee, to expressly assume all of the Corporation’s obligations under and agree to perform this Agreement, and (ii) the term “Corporation” whenever used in this Agreement shall mean and include any such successor or transferee.

     (c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both of the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

INDEMNITEE	KENNAMETAL INC.

BY: